EXHIBIT 99.1

cbdMD Reports Preliminary Fourth Quarter and Fiscal 2020 Results

Year Over Year Net Sales Expected to Increase Between 76% and 77%

Year Over Year Quarterly Net Sales Expected to Increase Between 21% and 23%

Company Reaffirms Commitment To Reaching Positive
Adjusted Operating Income In Calendar 2020

CHARLOTTE, N.C.—October 14, 2020—(BUSINESS WIRE)--cbdMD, Inc. (NYSE American: YCBD, YCBD PR A) (the “Company”), one of the leading, highly trusted, and most recognized cannabidiol (CBD) brands, today reported the following preliminary financial results for the fourth quarter of fiscal 2020 and the year ended September 30, 2020.

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Net sales revenue for fiscal 2020 is expected to range between $41.7 and $41.8 compared to $23.7 million in fiscal 2019.

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Net sales revenue for the fourth quarter of fiscal 2020 is expected to range between $11.5 and $11.7 million compared to $9.54 million in the fourth quarter of fiscal 2019.

“cbdMD continues to generate outstanding sales growth while reaffirming its commitment to reaching positive adjusted operating income during calendar 2020. Our direct to consumer (DTC) net sales channel is performing very strong and we expect to report an increase between 71% and 72% of net sales from 62.5% in fiscal 2019. As we look ahead into 2021, we expect the CBD industry to grow appreciably. We believe that this moment in time represents a singular investment opportunity. Nationally recognized brands, such as cbdMD and PawCBD, will likely capture significant market share as the industry consolidates. Anticipated regulation is expected to reduce competition while creating barriers to entry for new entrants. We believe that now is the time to capitalize on this opportunity. cbdMD has been a brand leader in marketing, product innovation and customer service and we expect to continue to gain more market share and achieve additional growth into 2021” said Martin Sumichrast, Chairman and co-CEO of cbdMD, Inc.

About cbdMD, Inc.
cbdMD, Inc. is a nationally recognized consumer cannabidiol (CBD) brand whose current products include CBD tinctures, CBD capsules, CBD gummies, CBD topicals, CBD bath bombs, and CBD pet products. cbdMD is also a proud partner of Bellator MMA and Life Time, Inc., and has one of the largest rosters of professional sports athletes who are part of “Team cbdMD.” To learn more about cbdMD and our comprehensive line of over 100 SKUs of U.S. produced, non-THC1 CBD products, please visit www.cbdMD.com, follow cbdMD on Instagram and Facebook, or visit one of the 6,000 retail outlets that carry cbdMD products.

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1 Non-THC is defined as below the level of detection using validated scientific analytical tools.

Note About Preliminary Results
The preliminary unaudited financial results presented in this release are preliminary and may change. The preliminary unaudited financial information includes calculations or figures that have been prepared internally by management and have not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that cbdMD, Inc.'s actual results for the periods presented herein will not differ from the preliminary unaudited financial data presented herein, and such changes could be material. This preliminary unaudited financial data should not be viewed as a substitute for full audited consolidated financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period. Our audited consolidated financial statements for the fiscal year ended September 30, 2020 will be contained in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or before December 29, 2020.

Forward-Looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to the expansion of the consumer market for CBD products and our ability to increase our market share, challenges related to the impact of the COVID-19 environment, our limited operating history, our ability to expand our business and significantly increase our net sales, our ability to effectively leverage our brand partnerships and sponsorships, our ability to effectively compete in our market, and our ability to report profitable operations in the future. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as amended, and our Quarterly Report on Form 10-Q for the period ended June 30, 2020, both as filed with the Securities and Exchange Commission (the "SEC") and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Contact
John Weston
Director of Investor Relations
john.weston@cbdmd.com
704-249-9515